Exhibit 99.2

Third Quarter 2004 Financial Review Comerica Incorporated October 19, 2004

Safe Harbor Statement This presentation and the oral statements relating to this presentation (the "Presentation") that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "expect", "believe", "anticipate", "intend", "estimate", "project", "plan", "outlook", "may", "could", "would", and similar expressions are intended to identify forward-looking statements. These forward- looking statements are predicated on the beliefs and assumptions of Comerica's management as of the date of this Presentation and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in the pace of an economic recovery, implementation of Comerica's strategies and business models, management's ability to maintain and expand customer relationships, changes in the accounting treatment of any particular item, the impact of regulatory examinations, changes in the businesses or industries in which Comerica has a concentration of loans, the anticipated performance of any new banking branches, the entry of new competitors in Comerica's markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Board of Governors of the Federal Reserve System, fluctuations in inflation or interest rates, changes in general economic conditions and related credit and market conditions and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this presentation or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Agenda This presentation provides an overview of the third quarter 2004 financial performance for Comerica Incorporated. All information contained herein has been made public. Please refer to our press release and financial statements for additional detail. Highlights Income Statement Loan Growth Credit Quality Deposit Growth Capital Management Outlook Questions & Answers Appendix

Highlights

Net Interest Income & Margin Net Interest Income up $3 MM from 2Q04 to $451 MM Net Interest Margin of 3.86% up 9 bps from 2Q04 due to an increasing rate environment and lower levels of short-term liquidity 3Q03 4Q03 1Q04 2Q04 3Q04 0.037 0.0383 0.0383 0.0377 0.0386

Non-Interest Income

Non-Interest Expenses

Geographic Loan Growth

Line of Business Loan Growth

Third Quarter Credit Quality Non-Accrual Loans Line of Business: Middle Market 50% Global Corporate 14% Small Business 12% Industry: Automotive 26% Real Estate 14% Services 11% Midwest Western Division Texas 0.6709 0.2878 0.0414 Midwest & Other 67% Western Region 29% Texas 4% Geography based on location of loan office. Western Region includes: CA, AZ, NV, CO

Three Months Ended Dollar amounts in millions. Net change for balances <$2 MM, other than business loan charge-offs and loans sold, included in Payments / Other. Credit Quality Non-Accrual Loans

Line of Business: Middle Market 92% Industry: Automotive 32% Contractors* 27% Consumer Non-Durables 11% Michigan & Nat'l Businesses Western Division Texas 18877 13953 803 Texas 2% Western Region 42% Midwest & Other 56% Geography based on location of loan office. Western Region includes: CA, AZ, NV,CO,WA *Loans classified as commercial, not real estate related. Third Quarter Credit Quality Net Charge Offs

Credit Quality - Reserves 3Q03 4Q03 1Q04 2Q04 3Q04 Allowance for loan losses ($millions) 802 803 798 762 729 Allowance for Loan Losses/Total Loans 0.0197 0.0199 0.0199 0.019 0.0183

Line of Business Deposit Growth

Capital Management Estimated capital ratios: Tier 1 common 8.16% Tier 1 8.81% Total risk-based 13.06% Common shareholders' equity: $5.0 billion Approximately 1.5 million shares ($89 million) repurchased in the third quarter 2004. Remaining authorization: 8.8 million shares

2004 Trends Mid-single digit decrease in average loans, with flat end of period loan volumes Low-single digit non-interest income growth, excluding securities gains Average net interest margin of about 3.85% $5 to $10 million reduction in non-interest expenses, excluding severance expense Average net charge-offs of approximately 50 basis points

Questions & Answers Ralph Babb, Chairman, President & CEO Beth Acton, EVP & Chief Financial Officer Dale Greene, EVP & Chief Credit Officer & Helen Arsenault, Director of Investor Relations

Appendix

3Q 2004 Average Loans

3Q 2004 Average Deposits